THOMAS MONAHAN
                          CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502

July 22, 2003

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:    International Test Systems, Inc.

Gentlemen,

We have read paragraphs 1-6 of Form SB-1/A dated July 22, 2003 and are in agreement with the statements contained in paragraphs 1 through 3, and have no basis to agree or disagree with paragraph 4 through 6.

Sincerely,

/s/Thomas P. Monahan
-----------------------
Thomas P. Monahan, CPA
City, State

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